EXHIBIT 12

                       THE PROMUS COMPANIES INCORPORATED
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                             FISCAL YEAR
                                   ----------------------------------------------------------------
                                         1994          1993          1992          1991        1990
                                   ----------    ----------    ----------    ----------    --------
RETURN ON REVENUES-CONTINUING
  Income from continuing
    operations..................   $   49,984    $   74,867    $   49,577    $   34,499    $ 30,707
  Revenues......................    1,339,406     1,020,645       894,384       863,385     875,335
    Return......................          3.7%          7.3%          5.5%          4.0%        3.5%
RETURN ON AVERAGE INVESTED
  CAPITAL
  Income from continuing
    operations..................   $   49,984    $   74,867    $   49,577    $   34,499    $ 30,707
  Add: Interest expense after
    tax.........................       46,993        43,848        46,543        55,301      52,958
                                   ----------    ----------    ----------    ----------    --------
                                   $   96,977    $  118,715    $   96,120    $   89,800    $ 83,665
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Average invested capital......   $1,391,289    $1,257,017    $1,110,959    $1,013,785    $914,793
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
    Return......................          7.0%          9.4%          8.7%          8.9%        9.1%
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
RETURN ON AVERAGE EQUITY
  Income from continuing
    operations..................   $   49,984    $   74,867    $   49,577    $   34,499    $ 30,707
  Average equity................      606,009       474,733       395,212       298,901     361,258
    Return......................          8.2%         15.8%         12.5%         11.5%        8.5%
CURRENT RATIO
  Current assets................   $  171,835    $  139,842    $  114,670    $   91,289    $ 75,257
  Current liabilities...........      295,083       188,258       122,935       178,433     161,243
    Ratio.......................          0.6           0.7           0.9           0.5         0.5
RATIO OF BOOK EQUITY TO DEBT
  Book equity as of December
    31..........................   $  623,437    $  536,037    $  427,930    $  365,494    $213,289
  Total debt....................      728,529       666,161       662,915       655,174     752,963
    Ratio.......................          0.9           0.8           0.6           0.6         0.3
RATIO OF MARKET EQUITY TO DEBT
  Market equity as of December
    31..........................   $3,161,681    $4,678,304    $1,867,828    $  743,369    $399,795
  Total debt....................      728,529       666,161       662,915       655,174     752,963
    Ratio.......................          4.3           7.0           2.8           1.1         0.5

                       THE PROMUS COMPANIES INCORPORATED
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                             FISCAL YEAR
                                   ----------------------------------------------------------------
                                         1994          1993          1992          1991        1990
                                   ----------    ----------    ----------    ----------    --------
RATIO OF EBITDA TO INTEREST PAID
  Income from continuing
    operations..................   $   49,984    $   74,867    $   49,577    $   34,499    $ 30,707
  Add/(less):
    Income tax provision........       75,391        59,394        35,479        24,566      23,505
    Interest expense............       78,322        73,080        77,571        92,169      88,263
    Interest expense of
      nonconsolidated affiliates       (1,959)            -             -             -           -
    Depreciation and
      amortization..............       86,644        70,207        63,826        67,233      71,104
    Deferred finance charge
      amortization..............       (2,844)       (3,261)       (4,661)       (5,330)     (4,655)
    Amortization of debt
      discounts and premiums....         (176)         (172)         (194)         (252)        122
    Net losses of and
      distributions from
      nonconsolidated affiliates       12,398           (37)          167           118           -
                                   ----------    ----------    ----------    ----------    --------
  Earnings before interest,
    taxes, depreciation and
    amortization................   $  297,760    $  274,078    $  221,765    $  213,003    $209,046
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Interest expense..............   $   78,322    $   73,080    $   77,571    $   92,169    $ 88,263
  Add/(less):
    Interest expense of
      nonconsolidated affiliates       (1,959)            -             -             -           -
    Deferred finance charge
      amortization..............       (2,844)       (3,261)       (4,661)       (5,330)     (4,655)
    Amortization of debt
      discounts and premiums....         (176)         (172)         (194)         (252)        122
    Capitalized interest........        3,764         3,107         2,297         1,558       4,542
                                   ----------    ----------    ----------    ----------    --------
        Interest paid...........   $   77,107    $   72,754    $   75,013    $   88,145    $ 88,272
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Ratio of EBITDA to interest
    paid........................          3.9           3.8           3.0           2.4         2.4
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------

                       THE PROMUS COMPANIES INCORPORATED
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                             FISCAL YEAR
                                   ----------------------------------------------------------------
                                         1994          1993          1992          1991        1990
                                   ----------    ----------    ----------    ----------    --------
RATIO OF DEBT TO EBITDA
  Total debt....................   $  728,529    $  666,161    $  662,915    $  655,174    $752,963
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Income from continuing
    operations..................   $   49,984    $   74,867    $   49,577    $   34,499    $ 30,707
  Add/(less):
    Income tax provision........       75,391        59,394        35,479        24,566      23,505
    Interest expense............       78,322        73,080        77,571        92,169      88,263
    Interest expense of
      nonconsolidated affiliates       (1,959)            -             -             -           -
    Depreciation and
      amortization..............       86,644        70,207        63,826        67,233      71,104
    Deferred finance charge
      amortization..............       (2,844)       (3,261)       (4,661)       (5,330)     (4,655)
    Amortization of debt
      discounts and premiums....         (176)         (172)         (194)         (252)        122
    Net losses of and
      distributions from
      nonconsolidated affiliates       12,398           (37)          167           118           -
                                   ----------    ----------    ----------    ----------    --------
  Earnings before interest,
      taxes, depreciation and
      amortization..............   $  297,760    $  274,078    $  221,765    $  213,003    $209,046
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Ratio of total debt to
      EBITDA....................          2.4           2.4           3.0           3.1         3.6
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------

                       THE PROMUS COMPANIES INCORPORATED
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                             FISCAL YEAR
                                   ----------------------------------------------------------------
                                         1994          1993          1992          1991        1990
                                   ----------    ----------    ----------    ----------    --------
RATIO OF EARNINGS TO FIXED
  CHARGES
  Income from continuing
    operations..................   $   49,984    $   74,867    $   49,577    $   34,499    $ 30,707
  Add:
    Provision for income
      taxes.....................       75,391        59,394        35,479        24,566      23,505
    Interest expense............       78,322        73,080        77,571        92,169      88,263
    Interest included in rental
      expense...................        5,244         7,207         3,648         3,801       3,936
    Amortization of capitalized
      interest..................          628           892           311         1,655         276
    (Income) or loss from equity
      investments...............            -           (89)          167             -           -
                                   ----------    ----------    ----------    ----------    --------
  Earnings as defined...........   $  209,569    $  215,351    $  166,753    $  156,690    $146,687
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Fixed charges:
    Interest expense............   $   78,322    $   73,080    $   77,571    $   92,169    $ 88,263
    Capitalized interest........        3,764         3,107         2,297         1,558       4,542
    Interest included in rental
      expense...................        5,244         7,207         3,648         3,801       3,936
                                   ----------    ----------    ----------    ----------    --------
    Total fixed charges.........   $   87,330    $   83,394    $   83,516    $   97,528    $ 96,741
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
    Ratio of earnings to fixed
      charges...................          2.4           2.6           2.0           1.6         1.5
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------